EXHIBIT 8

[SIDLEY AUSTIN BROWN & WOOD LLP LETTERHEAD]

December 8, 2005

GE Life and Annuity Assurance Company

6610 West Broad Street

Richmond, Virginia 23230

Re:	$5,000,000,000 Secured Medium-Term Notes Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to GE Life and Annuity Assurance Company, a stock life insurance company operating under a charter granted by the Commonwealth of Virginia (“GELAAC”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by GELAAC of a Registration Statement on Form S-3 (File No. 333-128718) on September 30, 2005, as amended by Amendment No. 1 filed with the Commission on December 8, 2005 (the “Registration Statement”), including a prospectus (the “Prospectus”), relating to secured medium-term notes (the “Notes”) to be issued from time to time by newly established separate and distinct special purpose common law trusts, each of which will be formed in a jurisdiction located in the United States specified in the applicable pricing supplement (each, a “Trust” and together, the “Trusts”), a prospectus supplement to the Prospectus, relating to the Notes under the GELAAC secured medium-term notes program to be issued from time to time by the Trusts to institutional investors (the “Institutional Prospectus Supplement” and, together with the Prospectus, the “Institutional Prospectus”) and a prospectus supplement to the Prospectus, relating to the Notes under the Genworth DirectNotesSM program to be issued from time to time by the Trusts to retail investors (the “Retail Prospectus Supplement” and, together with the Prospectus, the “Retail Prospectus”).

The Registration Statement provides for (i) the registration of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Notes to be issued by the Trusts, with each Trust to issue Notes pursuant to an indenture (each, an

GE Life and Annuity Assurance Company

December 8, 2005

“Indenture”) to be entered into between such Trust and JPMorgan Chase Bank, N.A., as indenture trustee, substantially in the form filed as an exhibit to the Registration Statement, and (ii) the registration of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, of GELAAC’s funding agreements (each, a “Funding Agreement”) to be sold to the Trusts in connection with the issuance and sale of the Notes, substantially in the form filed as an exhibit to the Registration Statement.

In furnishing this opinion, we have reviewed and participated in the preparation of: (i) the Registration Statement, the Institutional Prospectus and the Retail Prospectus, (ii) the standard trust terms dated [*], 2005, that will be entered into between The Bank of New York, as trustee, and GSS Holdings II, Inc., as trust beneficial owner (the “Standard Trust Terms”), substantially in the form filed as an exhibit to the Registration Statement, (iii) the standard indenture terms dated [*], 2005 (the “Standard Indenture Terms”), substantially in the form filed as an exhibit to the Registration Statement, (iv) the form of Pricing Instrument (each, a “Pricing Instrument”) that includes the form of trust agreement, which will adopt and incorporate the Standard Trust Terms, and the form of Indenture, which will adopt and incorporate the Standard Indenture Terms, to be executed in connection with the creation of each Trust and the issuance by such Trust of its Notes, substantially in the form filed as an exhibit to the Registration Statement, (v) the form of the Funding Agreement, substantially in the form filed as an exhibit to the Registration Statement, (vi) the Distribution Agreement, substantially in the form filed as an exhibit to the Registration Statement, that will be entered into by and among GELAAC and the agents named therein, and to be acknowledged and agreed to by each relevant Trust pursuant to a Terms Agreement to be executed by such Trust through the execution of the Pricing Instrument and (vii) such other records, documents, certificates or other instruments as in our judgment were necessary or appropriate to enable us to render the opinions expressed below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies submitted to us for our examination. We have also assumed that the transactions described in the Registration Statement will be performed in the manner described therein.

Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, the discussions set forth in the Institutional Prospectus Supplement and the Retail Prospectus Supplement under the heading “Material United States Federal Income Tax Considerations,” to the extent describing matters of United States federal income tax law or legal conclusions with respect thereto, is our opinion.

The opinion set forth above is based solely upon the applicable provisions of the Internal Revenue Code of 1986, as amended and currently in force (the “Code”), applicable Treasury Department regulations currently promulgated thereunder, pertinent judicial authorities, administrative interpretations of the Internal Revenue Service (including published revenue rulings and revenue procedures) and other authorities as we have considered relevant. All such authorities are subject to change and, in some circumstances, with retroactive effect. Any such change could affect the opinion set forth above.

GE Life and Annuity Assurance Company

December 8, 2005

We express no opinion concerning federal income tax matters relating to the above described transaction except as expressly set forth above. In addition, we express no opinion concerning the application of any state, local, or foreign tax laws.

This opinion letter is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion and statements set forth above, including any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any Registration Statement filed in accordance with Rule 462(b) under the Act relating to the Notes. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sidley Austin Brown & Wood LLP